Exhibit 99.1

INTERCONTINENTAL EXCHANGE, INC.

as Grantor

ESCROW AND SECURITY AGREEMENT

Dated as of November 24, 2015

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

THIS ESCROW AND SECURITY AGREEMENT is entered into on November 24, 2015 (as amended, modified or supplemented from time to time in accordance with the Indenture for the Notes described below, this “Agreement”), by and among U.S. Bank National Association, as escrow agent and as “Bank” and “Securities Intermediary” (each terms as defined in the Code (as defined herein)) (in such capacities, the “Escrow Agent”), Wells Fargo Bank, National Association, as trustee under the Indenture described below (in such capacity, the “Trustee”), and Intercontinental Exchange, Inc., a Delaware corporation (the “Grantor”).

RECITALS

Pursuant to that certain indenture dated as of the date hereof (the “Base Indenture”), as supplemented by a supplemental indenture dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Grantor, the Guarantor party thereto (the “Guarantor”) and the Trustee, the Grantor will issue $1,250,000,000 in aggregate principal amount of its 2.75% senior notes due 2020 and $1,250,000,000 in aggregate principal amount of its 3.75% senior notes due 2025 (collectively, the “Notes”). The Notes are being issued (the “Offering”) pursuant to that certain underwriting agreement dated as of November 19, 2015 (the “Underwriting Agreement”), among the Grantor, the Guarantor, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”). In connection with the Offering, the Grantor prepared a Final Prospectus dated November 19, 2015 (the “Prospectus”).

The Grantor currently does not expect to consummate the merger transactions described in the Prospectus (the “Merger”) contemporaneously with the issuance of the Notes and has agreed with the Underwriters in the Underwriting Agreement and with the Trustee in the Indenture to enter into this Agreement and to escrow the amounts set forth in Section 1.02(a) hereof. When and if such Merger is consummated and the conditions hereunder are satisfied, the escrowed proceeds will be released to the Grantor and if such conditions are not satisfied, the escrowed proceeds will be released to the Trustee for application to fund a special redemption of the Notes, in each case pursuant to this Agreement.

The Grantor, the Trustee, and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent will maintain the Escrow Account (as defined herein) and the Escrow Agent will distribute the Escrow Property (as defined below) in accordance with and subject to the following:

ARTICLE 1

INSTRUCTIONS

Section 1.01. Appointment of the Escrow Agent. The Grantor hereby appoints U.S. Bank National Association as Escrow Agent in accordance with the terms and conditions set forth herein, and U.S. Bank National Association hereby accepts such appointment subject to the terms and conditions set forth herein.

Section 1.02 Escrow Property.

The initial funds to be deposited with the Escrow Agent will be as follows:

(a) Concurrently with the execution and delivery hereof and the issuance of the Notes, as provided in the Underwriting Agreement, the Underwriters will deposit, or cause to be deposited, with the Escrow Agent $2,482,762,500, which represents the net proceeds from the issuance of the Notes (after deducting the underwriting discounts but before offering expenses), in cash or by wire transfer in immediately available funds (together, the “Initial Deposit”).

(b) The Escrow Agent will accept the Initial Deposit and will hold such funds, all investments thereof, any Distributions (as hereinafter defined) and the proceeds of the foregoing in an escrow account (that shall be a Securities Account as defined in the Code) created by the Escrow Agent prior to or concurrently with the issuance of the Notes. Such escrow account will have account number 256039000 and shall be maintained by the Escrow Agent for the benefit of the Grantor (such account, together with any other account maintained by the Escrow Agent hereunder, the “Escrow Account”) for disbursement in accordance with the provisions hereof. The Trustee will be the entitlement holder with respect to the Escrow Account. The Grantor will not have any access to the Escrow Account or funds or investments credited thereto, other than the limited contractual right to receive the Escrow Property (as defined below) under the circumstances specified in Sections 1.04(d) and 1.05 hereof. The Initial Deposit, the Escrow Account and all funds or securities now or hereafter credited to the Escrow Account, all investments of any of the foregoing, plus all interest, dividends and other distributions and payments on any of the foregoing (collectively, the “Distributions”) received or receivable by the Escrow Agent in respect of any of the foregoing, together with all Security Entitlements (as defined in Section 8-102 of the Code) in respect thereof and proceeds of any of the foregoing are collectively referred to herein as “Escrow Property.”

Section 1.03. Grantor’s Limited Rights in Escrow Property; Security Interest.

(a) The Grantor hereby pledges, assigns and grants to the Trustee, for the benefit of the holders of the Notes, as security for the due and punctual payment when due of all amounts that may be payable from time to time under the Indenture and the Notes, a continuing security interest in, and a lien on, all right, title and interest of the Grantor, whether now existing or hereafter acquired or arising, in the Escrow Property. Subject to the terms hereof, the Grantor hereby grants to the Escrow Agent and the Indemnified Parties (as defined herein) a security interest in, lien upon and right of offset against the Escrow Property released hereunder with respect to any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder). If for any reason the Escrow Property is insufficient to cover such compensation and reimbursement, the Grantor shall promptly pay such amounts to the Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

(b) The Grantor represents and warrants that the security interest of the Trustee in the Escrow Property, will, after execution and delivery of this Agreement by all parties hereto, at all times be valid, perfected and enforceable (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law) as a first priority (subject to any lien or right of offset of the Escrow Agent) security interest by the Trustee against the Grantor and all third parties in accordance with the terms of this Agreement.

(c) The parties hereto acknowledge and agree that: (i) the Escrow Account will be treated as a “Securities Account,” (ii) the Escrow Property (other than the Escrow Account) and other assets credited to the Escrow Account will be treated as “Financial Assets,” (iii) this Agreement governs the Escrow Account and provides rules governing the priority among possible “Entitlement Orders” received by the Escrow Agent from the Grantor, the Trustee and any other persons entitled to give “Entitlement Orders” with respect to such Financial Assets and (iv) the “Securities Intermediary’s Jurisdiction” is the State of New York. The Escrow Agent as “Securities Intermediary” represents and warrants that it is a “Securities Intermediary” with respect to the Escrow Account and the “Financial Assets” credited to the Escrow Account. The terms of the New York Uniform Commercial Code, as amended, or any successor provision (the “Code”), will apply to this Agreement, and all terms quoted in this Section 1.03(c) and Section 1.03(e) will have the meanings assigned to them by Article 8 and Article 9 of the Code.

(d) The Escrow Agent hereby agrees that all property delivered to the Escrow Agent for crediting to the Escrow Account will be promptly credited to the Escrow Account by the Escrow Agent. The Escrow Agent represents and warrants that it has not entered into, and agrees that it will not enter into, any control agreement or any other agreement relating to the Escrow Account or the

Escrow Property with any other third party which gives any Person other than the Trustee “control” (as defined in Section 8-106 and/or Section 9-104 of the Code) without the prior written consent of the Grantor, the Trustee and the Representatives. The parties agree that all Financial Assets (except cash) credited to the Escrow Account will be registered in the name of the Escrow Agent or its nominees or indorsed to the Escrow Agent or in blank and in no case will any Financial Asset credited to the Escrow Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless such Financial Asset has been further indorsed to the Escrow Agent or in blank.

(e) Each of the parties hereto acknowledges and agrees that the Escrow Account will be under the “control” (within the meanings of Sections 8-106 and 9-106 of the Code) of the Trustee and, notwithstanding any other provision of this Agreement, the Escrow Agent will comply with all “Entitlement Orders” (as defined in Section 8-102 of the Code) with respect to the Escrow Account and all instructions directing disposition of funds in the Escrow Account in accordance with the terms hereof, in each case originated by the Trustee without further consent of the Grantor or any other person; provided, that so long as the Trustee has not notified the Escrow Agent in writing that a Default exists or following the receipt by the Escrow Agent of a written notice from the Trustee that any existing Default has been cured or waived, the Escrow Agent shall honor Entitlement Orders issued by the Grantor in accordance with Section 1.04 or Section 1.05 hereof.

(f) The Grantor agrees to take all steps reasonably necessary in connection with the perfection of the Trustee’s security interest in the Escrow Property and, without limiting the generality of the foregoing, the Grantor hereby authorizes the Trustee and the Underwriters, on behalf of the Trustee, to file one or more UCC financing statements that reasonably describe the collateral in such jurisdictions and filing offices and containing such description of collateral as are reasonably necessary in order to perfect the security interest granted herein, and any such filing is hereby authorized to be made by the Underwriters or their counsel on behalf of the Trustee. The Grantor represents and warrants that, as of the date hereof, it was duly incorporated and is validly existing as a corporation under the laws of the state of Delaware and is not organized under the laws of any other jurisdiction, and the Grantor hereby agrees that, prior to the termination of this Agreement, it will not change its legal name or jurisdiction of organization without first giving the Trustee and the Underwriters at least 10 days’ prior written notice thereof and taking all steps required under the Code to cause the security interests granted herein to remain perfected.

(g) Upon the release of any Escrow Property pursuant to Section 1.04(d) or Section 1.05 hereof, the security interest of the Trustee for the benefit of the holders of the Notes granted herein will automatically terminate with respect to any such Escrow Property so released without any further action and such released Escrow Property will be delivered to the recipient, to the extent no amounts are owed to the Escrow Agent hereunder and remain outstanding at the time of such proposed release, free and clear of any and all liens, claims or encumbrances of the Escrow Agent, the Trustee and the holders of the Notes. The Trustee will, at the reasonable request of the Grantor, take all steps necessary to terminate any financing statements and will execute such other documents without recourse, representation or warranty of any kind as the Grantor may reasonably request in writing to evidence or confirm the termination of the security interest in such released Escrow Property.

Section 1.04. Investment of Escrow Property.

(a) (i) The Escrow Agent is authorized and directed, and agrees promptly to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in cash, upon instruction as set forth in Exhibit B, or in Permitted Investments as otherwise set forth in any subsequent written instruction to the Escrow Agent signed by the Grantor. The Escrow Agent will credit all such investments to the Escrow Account and hereby agrees to treat any such investment as a “Financial Asset” within the meaning of Section 8-102(a)(9) of the Code. Notwithstanding any instructions by the Grantor, the Escrow Property may only be invested in or a combination of: (i) obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) repurchase agreements with respect to debt obligations referred to in clause (i) above; (iii) money market accounts that invest solely in the debt obligations referred to in clause (i) above and/or repurchase obligations referred to in clause (ii) above; or (iv) U.S. dollars or demand deposits of the Escrow Agent (collectively, “Permitted Investments”).

(b) The Escrow Agent will have no liability for any investment losses, fees, taxes, penalties or other charges arising from or related to any such investment, reinvestment or liquidation of an investment other than in accordance with Section 2.01 hereof.

(c) The Escrow Agent will have no obligation to invest or reinvest the Escrow Property on the day of deposit if deposited with the Escrow Agent after 11:00 a.m. New York City time on such day of deposit. Instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. Any interest or other income received on such investment and reinvestment of the Escrow Property will become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property will be debited against the Escrow Property. Notwithstanding the foregoing, the Escrow Agent will have the power, and be required, to cause the sale or liquidation of the foregoing investments upon the earlier of (x) written notice from the Grantor instructing the Escrow Agent to cause such sale or liquidation and (y) whenever the Escrow Agent is required to release all or any portion of the Escrow Property pursuant to Sections 1.04(d) or Section 1.05 hereof. Upon receipt of written notice pursuant to (x) above, the Escrow Agent shall cause the sale or liquidation of the foregoing investments, if practical, by no later than 11:00 a.m. New York City time on the succeeding Business Day. In the event that the Escrow Agent is not required to release the Escrow Property within two Business Days of the sale or liquidation of the investments, the Escrow Agent will reinvest the Escrow Property (in accordance with Section 1.04(a)(i) hereof) upon receipt of written instructions from the Grantor, provided that instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. In no event will the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (ii) using affiliates to effect transactions in certain investments or (iii) effecting transactions in investments.

(d) If at any time the Escrow Property has an aggregate value in excess of an amount sufficient to redeem in cash the Notes at a special redemption price equal to 101% of the aggregate principal amount of the Notes as required by Section 4.2 of the Supplemental Indenture (the “Special Redemption Price”), plus accrued and unpaid interest on the Notes from the date of issuance of the Notes to, but excluding, July 29, 2016 (the “Outside Redemption Date” and such total amount, the “Outside Redemption Total Amount”), the Escrow Agent, upon receipt of a certificate from an officer of the Grantor certifying as to such event and specifying the amount in excess of the Outside Redemption Total Amount, shall cause the release of such excess Escrow Property to the Grantor at its option upon receipt of written instructions therefrom from an Authorized Person (as defined in Section 3.01 hereof) of the Grantor by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 hereof.

(e) For tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Grantor, whether or not such income was disbursed during such calendar year.

Section 1.05. Distribution of Escrow Property. Subject to the terms hereof, the Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

(a) The Escrow Agent will only release the Escrow Property (or cause the Escrow Property to be released) as specifically provided for in this Section 1.05 (except as specified in Section 1.04(d) above).

(b) Promptly upon receipt of an Officer’s Certificate substantially in the form attached hereto as Exhibit A (the “Officer’s Certificate”) from the Grantor on or prior to 1:00 p.m. (New York City time) on July 26, 2016 (the “Outside Date”), the Escrow Agent will cause the liquidation of all investments, if any, of Escrow Property then held by it and cause the release of all of the Escrow Property to or at the order of the Grantor by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 hereof.

(c) If the Officer’s Certificate described in Section 1.05(b) above has not been delivered to the Escrow Agent with a copy to the Trustee on or prior to 1:00 p.m. (New York City time) on the Outside Date, then the Grantor shall be required to cause a special redemption of the Notes on the Outside Redemption Date pursuant to Section 4.2 of the Supplemental Indenture, and the Escrow Agent will, on or before the Business Day immediately prior to the Outside Redemption Date, cause the liquidation of all investments of Escrow Property then held by it and release all of the Escrow Property as follows:

(i) first, subject to the payment in full of any fees and expenses due and owing to the Escrow Agent, in accordance with the provisions of Section 1.08(c) hereof, to the Paying Agent under the Indenture, an amount of Escrow Property in cash equal to the Outside Redemption Total Amount for payment to the holders of the Notes in accordance with the special redemption provision contained in Section 4.2 of the Supplemental Indenture, such release of Escrow Property to the Paying Agent under the Indenture to be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; provided that if the amount of the Escrow Property is less than the amount required to be paid for the Outside Redemption Total Amount, the Grantor will deliver to the Paying Agent, at least one Business Day prior to the Outside Redemption Date, an amount equal to the deficiency, it being understood that the Escrow Agent shall not have liability whatsoever to confirm such payment by the Grantor or to provide any additional amounts to the Paying Agent other than the Escrow Property; and

(ii) second, to the Grantor, any Escrow Property remaining after the distributions in clause (i) of this Section 1.05(c), by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

For the avoidance of doubt, the Escrow Agent may request an instruction in writing from the Grantor pursuant to Section 2.01(m) regarding any matter arising in connection with its duties and obligations under this Section 1.05(c).

(d) In the event that the Grantor, on or prior to 1:00 p.m. (New York City time) on the Outside Date, notifies the Escrow Agent and the Trustee in writing substantially in the form attached hereto as Exhibit C that it will not pursue the Merger on or prior to the Outside Date or that the Merger Agreement shall have been amended, modified or waived, or any consent granted, in a manner that would be materially adverse to the holders of the Notes (as reasonably determined by the Grantor) (the “Termination Notice”), then the Grantor shall be required to cause a special redemption of the Notes on the date that is three Business Days after the Trustee sends the notice of special redemption to the holders of the Notes (the “Termination Redemption Date”) pursuant to Section 4.2 of the Supplemental Indenture, and the Escrow Agent will, on or before the Business Day immediately prior to the Termination Redemption Date, cause the liquidation of all investments of Escrow Property then held by it and release all of the Escrow Property as follows:

(i) first, subject to the payment in full of any fees and expenses due and owing to the Escrow Agent, in accordance with the provisions of Section 1.08(c) hereof, to the Paying Agent under the Indenture, an amount of Escrow Property in cash equal to the Special Redemption Price, plus accrued and unpaid interest on the Notes from the date of issuance of the Notes to, but excluding, the Termination Redemption Date (such total amount, the “Termination Redemption Total Amount”) for payment to the holders of the Notes in accordance with the special redemption provision contained in Section 4.2 of the Supplemental Indenture, such release of Escrow Property to the Paying Agent under the Indenture to be made by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof; provided that if the amount of the Escrow Property is less than the amount required to be paid for the Termination Redemption Total Amount, the Grantor will deliver to the Paying Agent, at least one Business Day prior to the Termination Redemption Date, an amount equal to the deficiency, it being understood that the Escrow Agent shall not have liability whatsoever to confirm such payment by the Grantor or to provide any additional amounts to the Paying Agent other than the Escrow Property; and

(ii) second, to the Grantor, any Escrow Property remaining after the distributions in clause (i) of this Section 1.05(d), by wire transfer of immediately available funds in accordance with the wire instructions set forth in Section 1.07 hereof.

For the avoidance of doubt, the Escrow Agent may request an instruction in writing from the Grantor pursuant to Section 2.01(m) regarding any matter arising in connection with its duties and obligations under this Section 1.05(d).

(e) In any case hereunder in which the Escrow Agent is to receive instructions to release the Escrow Property, the Escrow Agent shall be entitled to conclusively rely on such instructions with no responsibility to calculate or confirm amounts or percentages to release or compliance with any other document.

Section 1.06. Addresses. Notices, instructions and other communications will be sent as follows:

(a)	to the Escrow Agent:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

Attn: Caroline Lee

Email: caroline.lee@usbank.com

(b)	to the Trustee:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, NY 10017

Attn: Intercontinental Exchange, Inc. Administrator

Email: Raymond.dellicolli@wellsfargo.com

(c)	to the Grantor:

Intercontinental Exchange, Inc.

5660 New Northside Drive,

Atlanta, GA 30328

Attn:     Andrew J. Surdykowski, Esq.

             David Nevin

Email:  Andrew.Surdykowski@theice.com

             David.Nevin@theice.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Catherine M. Clarkin, Esq.

Email: clarkinc@sullcrom.com

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Robert Evans III, Esq.

Email: Robert.EvansIII@shearman.com

(d)	to the Representatives and the Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

50 Rockefeller Plaza

NY 1-050-12-01

New York, NY 10020

Facsimile: 212-901-7881

Attention: High Grade Debt Capital Markets Transaction

Management/Legal

and

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5745

Attention: Richard A. Drucker

Section 1.07. Wire Transfer Instructions.

Unless otherwise indicated in writing from the Grantor to the Escrow Agent, all distributions from the Escrow Account to the Grantor will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Bank of America

Boston, MA.

ABA # 026 009 593

DDA # 4602291022

Account Name: CSSI As Agent for Corp Actions

For Further Credit to: ICE

Attn: Scott Travis

Unless otherwise indicated in writing from the Trustee or the Paying Agent to the Escrow Agent, all cash distributed from the Escrow Account to the Paying Agent will be transferred by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

Wells Fargo Bank, National Association

ABA # 121000248

AC # 0001038377

Account name: Corporate Trust Wire Clearing Account

F/F/C: 84294402

Unless otherwise indicated in writing from the Escrow Agent to the Grantor and the Underwriters, the Initial Deposit will be transferred to the Escrow Agent by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

U.S. Bank National Association

ABA # 091000022

AC # 080121167365

Account name: Corporate Trust Services: ICE/Wells Fargo 2015 Escrow

F/F/C: 256039000

If, upon termination of this Agreement or pursuant to any required liquidation or distribution of Escrow Property under Section 1.04(d) or Section 1.05 hereof, any Escrow Property consists of assets other than cash and is to be released to or at the order of the Grantor, the Escrow Agent shall cause the liquidation of such Escrow Property into cash and distribute it to or at the order of the Grantor pursuant to this Section 1.07 unless the Grantor has provided a prior written request to the Escrow Agent not to liquidate such Escrow Property and to deliver such non-cash Escrow Property in kind to the Grantor at such account(s) or location(s) specified by the Grantor in such written request. If the Escrow Agent receives such a request, it shall cause the delivery of such non-cash Escrow Property to or at the order of the Grantor as promptly as practicable. No request by the Grantor pursuant to this paragraph shall constitute an “Entitlement Order” or instruction with respect to the Escrow Property prior to the termination of this Agreement.

Section 1.08. Compensation.

(a) Upon execution of this Agreement, the Grantor will pay the Escrow Agent for its services (including any expenses incurred) in accordance with the fee schedule agreed to by and between the Grantor and the Escrow Agent.

(b) The fees and expenses agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then, to the extent not arising from the Escrow Agent’s own gross negligence or willful misconduct, the Escrow Agent shall be compensated by the Grantor for such extraordinary services and reimbursed for all reasonable costs and out-of-pocket expenses, including reasonable attorneys’ fees and expenses of one legal counsel, occasioned by any such delay, controversy, litigation or event.

(c) If any reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent (or its legal counsel) hereunder are not paid within 90 calendar days of the presentment of an invoice for the payment of such fees or expenses or the demand for such payment, the Escrow Agent may set off such fees and expenses against any Escrow Property released hereunder. The Escrow Agent shall have no right to set off such fees and expenses against, and hereby waives any lien it may otherwise have against, any Escrow Property prior to its release from escrow. The Grantor shall remain liable for any unpaid reasonable fees, expenses or costs incurred by, or any obligations owed to the Escrow Agent (or its counsel) hereunder.

(d) The obligations of the Grantor contained in this Section 1.08 will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

ARTICLE 2

TERMS AND CONDITIONS

Section 2.01. Rights, Duties and Immunities of Escrow Agent.

(a) Scope of duties. The duties, responsibilities and obligations of the Escrow Agent will be limited to those expressly set forth herein and no duties, responsibilities or obligations will be inferred or implied. The Escrow Agent will not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreement or arrangement to which the Grantor is a party, even though reference thereto may be made herein. The Escrow Agent will not be required to comply with any direction or instruction other than those contained herein or delivered in accordance with this Agreement. The Escrow Agent will not be required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) Limitation on liability. The Escrow Agent will not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event will the Escrow Agent be liable (i) for any consequential, punitive, special or indirect damages, regardless of the form of action and whether or not any such damages were foreseeable and contemplated, (ii) for an amount in excess of the value of the Escrow Property or (iii) for any liability in connection with the investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, including without limitation any liability for any delays (such delays not resulting from its gross negligence or willful misconduct) in the investment, reinvestment or liquidation of the Escrow Property. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement, including without limitation, any other agreement between any or all of the parties hereto or any other persons even though reference thereto may be made herein. The Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.

(c) Further limitation on liability. The Escrow Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or earthquakes, fire, flood, acts of terrorism, civil or military disturbances, sabotage, epidemic, riots, accidents, labor disputes, interruptions, loss or malfunctions of utilities, computer (hardware or software), the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(d) Right to consult counsel. The Escrow Agent may consult with legal counsel of its own choosing, at the reasonable expense of the Grantor (to the extent documented) in accordance with Section 1.08 hereof, as to any matter relating to this Agreement, and the Escrow Agent will not incur any liability in acting in good faith in accordance with any advice from such counsel.

(e) Duty of care. The Escrow Agent will not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and will not be required to invest any funds held hereunder except as directed in accordance with this Agreement. Uninvested funds held hereunder will not earn or accrue interest and the Escrow Agent will have no liability for the failure of uninvested funds to earn or accrue interest.

(f) Collection. All funds and other property deposited into the Escrow Account or otherwise collected for deposit therein will be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent will not be required, or have any duty, to notify any Person of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege that may be afforded to the holder of any such security.

(g) Statements. In accordance with its normal procedures, the Escrow Agent will provide to the Grantor and the Trustee monthly statements identifying transactions, transfers or holdings of Escrow Property, and each such statement will be deemed to be correct and final, absent manifest error, upon receipt thereof by the Grantor and the Trustee unless the Escrow Agent is notified in writing to the contrary within 45 Business Days of the date of such statement.

(h) Disclaimer with respect to Escrow Property. The Escrow Agent will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited into escrow or held in connection herewith, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it. The Escrow Agent will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder. Neither the Trustee nor the Escrow Agent shall be responsible for and make no representation as to the legality, effectiveness or sufficiency of this Agreement as a security document. Neither the Trustee nor the Escrow Agent shall be responsible for filing any financing or continuation statements under the Code, or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in the Escrow Account or any assets therein.

(i) Ambiguity or uncertainty. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless the Escrow Agent receives written instructions in accordance with the terms hereof, signed by each of the Grantor, the Trustee and the Representatives which eliminates such ambiguity or uncertainty.

(j) Conflicting claims. In the event of any dispute between or conflicting claims by or among the Grantor and/or any other person or entity with respect to any Escrow Property, the Escrow Agent will be entitled, in its reasonable sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict continues, and the Escrow Agent will not be or become liable in any way to the Grantor for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent will be entitled to refuse to act until, in its reasonable sole discretion, either (i) such conflicting or adverse claims or demands have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent has received security or an indemnity reasonably satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined in Section 2.02 hereof) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses of one counsel) incurred in connection with such proceeding will be paid by, and will be solely an obligation of, the Grantor.

(k) Compliance with judicial orders. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Property, including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property (an “Order”), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems necessary, provided that the Escrow Agent shall, prior to taking any such action in respect of the Order, promptly notify the Grantor and the Trustee of such Order to allow the Grantor (with the consent of the Trustee) to seek an appropriate order or waive compliance with the provisions of this Agreement; and if the Escrow Agent complies with any such Order, the Escrow Agent will not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(l) Right to rely on communications. The Escrow Agent will be entitled to conclusively rely upon any order, judgment, certification, demand, instruction, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature reasonably believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. When the Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence or willful misconduct, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the Grantor or the Trustee, as the case may be, or is not in the form the Grantor or the Trustee sent or intended to send (whether due to fraud, distortion or otherwise). Pursuant to Section 2.02 hereof, the Grantor will indemnify the Escrow Agent against any Losses (as such term is defined in Section 2.02 hereof) it may incur as a result of acting in accordance with any such communication.

(m) Right to request instruction. At any time the Escrow Agent may request an instruction in writing from the Grantor and the Trustee and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent will not be liable for acting in accordance with such a proposal on or after the date specified therein; provided that (i) the specified date will be at least five Business Days after each of the Grantor and the Trustee receives the Escrow Agent’s request for instructions, if practical and such time period will not prejudice the Escrow Agent in any way, and its proposed course of action and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested.

(n) Liability for Taxes. Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Grantor will pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and will indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes, in each case to the reasonable satisfaction of the Escrow Agent. Any payments of income from the Escrow Account will be subject to withholding regulations then in force with respect to United States taxes. The Grantor will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that the Escrow Agent will be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. The provisions of this Section 2.01(n) will survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

(o) Extension of rights of Escrow Agent. The rights, privileges, protections, immunities and benefits given to the Escrow Agent, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Escrow Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(p) Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

Section 2.02. Indemnity. The Grantor shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims, losses, damages, liabilities, penalties, out-of-pocket costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by an Indemnified Party to the extent arising out of or in connection with the Escrow Agent’s execution of this Agreement or the exercise or performance of Escrow Agent’s duties pursuant to the terms of this Agreement or the enforcement of any term hereof (collectively, “Losses”), except to the extent that such Losses arise out of or in connection with the bad faith, willful misconduct or gross negligence by any Indemnified Party. Notwithstanding anything in this Agreement to the contrary, in no event shall the Grantor be liable for incidental, indirect, special, consequential or punitive losses, damages or penalties (including, but not limited to, lost profits) of any kind whatsoever. The obligations of the Grantor under this Section 2.02 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 2.03. Resignation and Removal of Escrow Agent. (a) The Grantor may remove the Escrow Agent at any time by giving to the Escrow Agent and the Trustee 30 days’ prior notice in writing signed by the Grantor. The Escrow Agent may resign at any time by giving to the Grantor and the Trustee 15 days’ prior written notice thereof.

(b) Within 10 days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Grantor will appoint a successor escrow agent, upon notice to the Trustee. The Grantor will cause any successor escrow agent to assume the obligations of the Escrow Agent hereunder or to enter into such other escrow and security agreement as may be reasonably acceptable to the Grantor, and any such other escrow and security agreement shall be administratively acceptable to the Trustee. If a successor escrow agent has not accepted such appointment by the end of such 10-day period or such successor escrow agent has not become so bound, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses of one legal counsel) incurred by the Escrow Agent in connection with such proceeding will be paid by, and be deemed to be solely an obligation of, the Grantor.

(c) Upon receipt of the identity of the successor escrow agent, the Escrow Agent will either deliver the Escrow Property then held hereunder to the successor escrow agent or hold such Escrow Property (or any portion thereof), pending distribution, until all fees, costs and expenses or other obligations owing to the Escrow Agent under this Agreement are paid. Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent will have no further duties, responsibilities or obligations hereunder and the removed or resigning Escrow Agent shall have no liability or responsibility for the actions or inaction of any successor Escrow Agent.

(d) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.04. Termination. This Agreement will automatically terminate (and all liens and security interests in the Escrow Property shall be released automatically upon the distribution of all Escrow Property from the Escrow Account in accordance with the provisions of Section 1.05) hereof, except such provisions of this Agreement that by their express terms survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent. Upon termination of this Agreement, all security interest of the Trustee for the benefit of the holders of the Notes granted pursuant to, and described in, Section 1.03 of this Agreement shall automatically terminate without any further action. The Trustee shall at the reasonable request and expense of the Grantor take all steps reasonably necessary to terminate any financing statements that have not been terminated pursuant to Section 1.03(g) hereof and shall execute such other documents as the Grantor may reasonably request in writing to evidence or confirm the termination of such security interest.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Notices. All notices and other communications under this Agreement will be in writing in English and will be deemed given (a) on the date of delivery when delivered personally, (b) upon the date of delivery when mailing such notice first class (postage prepaid) at the addresses set forth in Section 1.06 hereof (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision), (c) upon delivery when delivered by electronic means (which electronically transmitted copy will be followed by personal, mail or courier delivery of an original), and (d) on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy will be followed by personal, mail or courier delivery of an original) at the addresses set forth in Section 1.06 hereof (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision). Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day that is not a Business Day, such time will be extended to the next Business Day. Attached as Schedule 3.01 hereto and made a part hereof is a list of those persons initially entitled to give notices, instructions and other communications to the Trustee and/or the Escrow Agent on behalf of the Grantor hereunder (each such representative, an “Authorized Person”). Schedule 3.01 may be amended from time to time by written notice from the Grantor to the Escrow Agent and the Trustee, with a copy to the Underwriters.

Section 3.02. Representations and Warranties. Each of the Grantor, the Trustee and the Escrow Agent hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) and (b) that the execution, delivery and performance of this Agreement by it does not and will not violate any applicable material law or regulation governing, in the case of the Trustee, its corporate trust powers.

Section 3.03. Governing Law; Consent to Jurisdiction; Construction. (a) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b) The Escrow Agent’s jurisdiction for purposes of Sections 8-110 and 9-304 of the Code will be the State of New York.

(c) Each party hereto irrevocably agrees that any legal action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby will be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and irrevocably submits to the exclusive jurisdiction of such courts in any such action or proceeding. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in any such court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The parties further agree that service of any process, summons, notice or document by certified or registered mail, return receipt requested, to such party’s address set forth in Section 1.06 hereof (or directed to it at the address last specified for notices hereunder) will be effective service of process for any lawsuit, action or other proceeding brought in any such court, and such service will be deemed completed 10 days after the same is so mailed.

(d) Time is of the essence in this Agreement.

(e) Except as set forth in Section 1.03(c), capitalized terms that are used but not defined in this Agreement have the meanings assigned to them in the Indenture. The term “will” as used in this Agreement shall be interpreted to express a command. The term “or” is not exclusive. Words in the singular include the plural and words in the plural include the singular.

Section 3.04. Rights and Remedies. The rights and remedies conferred upon the parties hereto and the Underwriters will be cumulative, and the exercise or waiver of any such right or remedy will not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder will not preclude the subsequent exercise of such right or remedy.

Section 3.05. Benefit of the Parties. This Agreement will be binding upon the parties hereto and each of their permitted successors and assigns. This Agreement will inure solely to the benefit of the parties hereto, the Underwriters and (subject to Section 3.06 hereof) each of their respective successors and assigns, and no other person will have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of this Agreement.

Section 3.06. Assignment. This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto and the Underwriters, and any purported assignment without such consent will be null and void, except for the appointment of a successor Escrow Agent pursuant to Section 2.03 hereof, the appointment of a successor Trustee pursuant to Section 610 of the Base Indenture or a Trustee succession under Section 612 of the Base Indenture.

Section 3.07. Merger. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements in regards thereto.

Section 3.08. Amendment. Except as otherwise permitted herein and subject to the provisions of the Indenture, this Agreement may be amended, supplemented or otherwise modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by all of the parties hereto.

Section 3.09. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement will in no way affect the validity, legality or enforceability of any other provision, and if any provision is held to be unenforceable as a matter of law, the other provisions will not be affected thereby and will remain in full force and effect.

Section 3.10. Headings and Captions. The headings and captions included in this Agreement are included solely for convenience of reference and will have no effect on the interpretation or operation of this Agreement.

Section 3.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, will be deemed to be an original and all such counterparts together will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.13. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and the Escrow Agent like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and the Escrow Agent. The parties to this Agreement agree that they will provide the Trustee and the Escrow Agent with such information as any of them may request in order for the parties to satisfy the requirements of the U.S.A. Patriot Act.

Section 3.14. The Trustee. The Trustee has entered into this Agreement not in its individual capacity but solely as Trustee under the Indenture and shall be entitled, in connection with its execution, delivery and performance of this Agreement, to all the rights, protections, immunities and exculpations available to it as Trustee under the Indenture. The Trustee shall not be liable to the Escrow Agent for the payment of any amounts owing to them under this Agreement, payment of which amounts shall be the sole obligation of the Grantor.

Section 3.15. The Escrow Agent. In executing this Agreement as Escrow Agent, the Escrow Agent executes for the sole and limited purpose of confirming that its duties as Escrow Agent under this Agreement shall extend to and include its responsibilities as “bank” and as “securities intermediary” under the Code with respect to funds and financial assets on deposit in or credited to the Escrow Account. References herein to Escrow Agent shall in all cases refer to the Escrow Agent acting solely in such capacities and shall under no circumstance be construed to imply obligations against Escrow Agent in its personal or in any other capacity.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

INTERCONTINENTAL EXCHANGE, INC., as Grantor

By:	/s/ Scott A. Hill
Name: Scott A. Hill
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Caroline H. Lee
Name: Caroline H. Lee
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

SIGNATURE PAGE TO ESCROW AGREEMENT

SCHEDULE 3.01

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Grantor and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow and Security Agreement to which this Schedule 3.01 is attached, on behalf of the Grantor.

Name / Title	Specimen Signature

Scott A. Hill Name

Chief Financial Officer Title	/s/ Scott A. Hill Signature

Johnathan H. Short Name

General Counsel and Corporate Secretary Title	/s/ Johnathan H. Short Signature

Martin Hunter Name

SVP - Tax & Treasurer Title	/s/ Martin Hunter Signature

Andrew Surdykowski Name

SVP - & Associate General Counsel & Assistant Corporate Secretary Title	/s/ Andrew Surdykowski Signature

SCHEDULE 3.01

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

of

INTERCONTINENTAL EXCHANGE, INC.

This certificate is being delivered to the Escrow Agent and the Trustee pursuant to Section 1.05(b) of the Escrow and Security Agreement, dated as of November 24, 2015 (the “Escrow and Security Agreement”), among Intercontinental Exchange, Inc., a Delaware corporation (the “Grantor”), U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”), and Wells Fargo Bank, National Association, as trustee under the Indenture (in such capacity, the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow and Security Agreement, including by reference to the Indenture described therein.

The Grantor hereby certifies through the undersigned officer that the Merger, as described in the Prospectus, will be consummated, simultaneously or substantially concurrently with the release of funds from the Escrow Account, on substantially the terms contemplated in the Merger Agreement (as defined in the Supplemental Indenture) as in effect on October 26, 2015, without any waiver or other modification thereof or consent thereunder that is materially adverse to the interest of the holders of the Notes (as reasonably determined by the Grantor).

The Grantor hereby instructs the Escrow Agent to release the Escrow Property to [the Grantor] [            ] in accordance with Sections 1.05 and 1.07 of the Escrow and Security Agreement.

Unless otherwise indicated in writing from the Grantor to the Escrow Agent, all distributions from the Escrow Account to the Grantor will be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 of the Escrow and Security Agreement.

Unless otherwise indicated in writing from the Trustee or the Paying Agent to the Escrow Agent, all cash distributed from the Escrow Account to the Paying Agent will be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 of the Escrow and Security Agreement.

[Signature page follows]

A-1

IN WITNESS WHEREOF, the Grantor through an Authorized Person has signed this Certificate this [    ] day of [            ], [            ].

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:

A-2

EXHIBIT B

Agency and Custody Account Direction

For Cash Balances

Direction to use the following account for cash balances for the Escrow Account established under the Escrow and Security Agreement, dated as of November 24, 2015 (the “Escrow and Security Agreement”), among Intercontinental Exchange, Inc., a Delaware corporation (the “Grantor”), U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”), and Wells Fargo Bank, National Association, as trustee under the Indenture (in such capacity, the “Trustee”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow and Security Agreement, including by reference to the Indenture described therein.

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Escrow Account in the following money market deposit account of U.S. Bank National Association:

U.S. Bank Money Market Deposit Account (MMDA)

We understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

The Grantor at its discretion may change the investment direction whether by email or other communication from any of the individuals listed on Schedule 3.01 to the following investments with a maximum amount invested in each fund of $200 million:

• BlackRock FedFund - 30	CUSIP 09248U700

• Fidelity Government - 57	CUSIP 316175108

• First American Government Obligations Class Z	CUSIP 31846V567

• Goldman Sachs FS Treasury Obligations - 468	CUSIP 38141W323

• Wells Fargo Advantage Treasury Plus - 793	CUSIP 94975H296

• BlackRock Liquidity T-Fund - 60	CUSIP 09248U718

• Dreyfus Treasury and Agency Cash Management-521	CUSIP 261908107

• Federated Government Obligations Fund - 5	CUSIP 60934N104

• Federated Treasury Obligations - 68	CUSIP 60934N500

• Fidelity Treasury Portfolio - 695	CUSIP 316175504

B-1

• First American Funds Treasury Obligations Class Z	CUSIP 31846V542

• Goldman Sachs FS Government - 465	CUSIP 38141W273

• JP Morgan US Government - 3915	CUSIP 4812C2684

• Morgan Stanley Government Cash Management - 8302	CUSIP 61747C707

• Morgan Stanley Treasury Portfolio - 9906	CUSIP 61747C582

We acknowledge that we have full power to direct investments of the Escrow Account.

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

INTERCONTINENTAL EXCHANGE, INC.

Authorized Representative

[DATE]

B-2

EXHIBIT C

FORM OF TERMINATION NOTICE

of

INTERCONTINENTAL EXCHANGE, INC.

Reference is hereby made to the Escrow and Security Agreement, dated as of November 24, 2015 (the “Escrow and Security Agreement”), among Intercontinental Exchange, Inc., a Delaware corporation (the “Grantor”), U.S. Bank National Association, as escrow agent (in such capacity, the “Escrow Agent”), and Wells Fargo Bank, National Association, as trustee under the Indenture (in such capacity, the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Escrow and Security Agreement, including by reference to the Indenture described therein.

Pursuant to Section 1.05(d) of the Escrow and Security Agreement, notice is hereby given by the Grantor to the Escrow Agent and the Trustee, as of the date hereof, that [the Grantor will not pursue the consummation of the Merger on or prior to July 26, 2016] [the Merger Agreement has been amended, modified or waived, or consent has been granted with respect thereto, in a manner that would be materially adverse to the holders of the Notes (as reasonably determined by the Grantor)]. A special redemption pursuant to Section 4.2 of the Supplemental Indenture will be made on [            ] (the “Termination Redemption Date”), in an amount equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon from the date of issuance of the Notes to, but excluding, the Termination Redemption Date (the “Termination Redemption Total Amount”).

Pursuant to the terms of the Escrow and Security Agreement, the Escrow Agent is hereby instructed, prior to 11:00 a.m. (New York City time) on the Termination Redemption Date, to release:

i.	$[ ], representing the Termination Redemption Total Amount, to the Paying Agent by wire transfer of immediately available funds at: [ ]; and

ii.	after payment of the Termination Redemption Total Amount to the Paying Agent, the remainder of all available Escrow Property to the Grantor by wire transfer of immediately available funds at: [ ].

Unless otherwise indicated in writing from the Grantor to the Escrow Agent, all distributions from the Escrow Account to the Grantor will be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 of the Escrow and Security Agreement.

C-1

Unless otherwise indicated in writing from the Trustee or the Paying Agent to the Escrow Agent, all cash distributed from the Escrow Account to the Paying Agent will be transferred by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.07 of the Escrow and Security Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Grantor has caused this Termination Notice to be duly executed and delivered as of this [    ] day of [            ], [            ].

INTERCONTINENTAL EXCHANGE, INC.

By:
Name:
Title:

C-3